10073265                                                            Exhibit 6(a)

                            LAZARD FRERES FUNDS, INC.
                                 345 Park Avenue
                            New York, New York 10154

                                                                January 18, 1989

Scudder Fund Distributors, Inc.
175 Federal Street
Boston, Massachusetts  02110

                             Underwriting Agreement

Dear Sirs:

            Lazard Freres Funds, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland and is engaged in the business of an investment company. The authorized capital stock of the Corporation consists of shares having a par value of $.00l per share ("Shares"), currently divided into 7 series ("Funds"). The Shares may be divided into additional Funds and Funds may be terminated from time to time by action of the Directors. The Corporation has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the "1940 Act")) of the Shares of the Funds now or hereafter designated by the Directors and you are willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the terms and conditions hereinafter set forth. Accordingly, the Corporation hereby agrees with you as follows:

            1. Delivery of Documents. The Corporation has furnished you with copies properly certified or authenticated of each of the following:

            (a)   Articles of Incorporation of the Corporation, dated June 18,
                  1982;

            (b) Appropriate evidence of the establishment of each of the Funds as a series portfolio of the Corporation;

            (c)   By-Laws of the Corporation as in effect on the date hereof;

            (d) Resolutions of the Board of Directors of the Corporation selecting you as principal underwriter and approving this form of Agreement; and

            (e) Properly certified or authenticated copies of the Corporation's Registration Statement on Form N-1A filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), or the 1940 Act, together with


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

                  any financial statements and exhibits included therein.

            The Corporation will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

            2. Registration and Sale of Additional Shares. The Corporation will from time to time use its best efforts to register under the 1933 Act such number of Shares not already so registered as you may reasonably be expected to sell on behalf of the Corporation. You and the Corporation will cooperate in taking such action as may be necessary from time to time to qualify Shares so registered for sale by you or the Corporation in any states mutually agreeable to you and the Corporation, and to maintain such qualification. This Agreement relates to the issue and sale of Shares that are duly authorized and registered and available for sale by the Corporation, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Corporation sees fit to sell them.

            3. Sale of Shares. (a) Subject to the provisions of paragraphs 5 and 7 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Corporation's prospectus or statement of additional information, you are authorized to sell as agent on behalf of the Corporation Shares authorized for issue and registered under the 1933 Act. You may also purchase as principal Shares for resale to the public. Such sales will be made by you on behalf of the Corporation by accepting unconditional orders to purchase Shares placed with you by investors and such purchases will be made by you only after acceptance by you of such orders. The sales price to the public of Shares shall be the public offering price as defined in paragraph 6 hereof.

            (b) You shall have the right to enter into dealer agreements with securities dealers of your choice ("dealers") for the sale of Shares. Any such agreement shall be substantially in the form of the agreement attached hereto as Exhibit A. Shares sold to such dealers shall be for resale by such dealers only at the public offering price as defined in paragraph 6 hereof.

            4. Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Corporation and registered under the 1933 Act, provided that you may in your discretion refuse to accept orders for Shares from any particular applicant.

            5. Sale of Shares by the Corporation. Unless you are otherwise notified by the Corporation, any right granted to you to accept orders for Shares or to make sales on behalf of the Corporation or to purchase Shares for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Corporation or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding shares of any such company, and (ii) to Shares that may be offered by the Corporation to shareholders of the Corporation by virtue of their being such shareholders.

            6. Public Offering Price. All Shares sold to investors by you or any dealers will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, determined in the manner provided in the Corporation's registration statements as from time to time in effect under the 1933 Act and the 1940 Act, next after the order is accepted by you.

            7. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by you except unconditional orders placed with you before you had knowledge of the suspension. In addition, the Corporation reserves the right to suspend sales and your authority to accept orders for Shares on behalf of the Corporation if, in the judgment of a majority of the Board of Directors or a majority of the Executive Committee of such Board, if such body exists, it is in the best of interests of the Corporation to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by you on behalf of the Corporation while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.

            8. Portfolio Securities. Portfolio securities of any Fund of the Corporation may be bought or sold by or through you and you may participate directly or indirectly in brokerage commissions or "spread" in respect of transactions in portfolio securities of any Fund of the Corporation; provided, however, that all sums of money received by you as a result of such purchases and sales or as a result of such participation must, after reimbursement of your actual expenses in connection with such activity, be paid over by you to or for the benefit of the Corporation.

            9. Expenses. (a) The Corporation will pay (or will enter into arrangements providing that others than you will pay) all fees and expenses incurred in connection with the provision of shareholder services for the Corporation, including but not limited to fees and expenses:

            (1) in connection with the preparation, setting in type and filing of any registration statement (including a prospectus and statement of additional information) under the 1933 Act or the 1940 Act, or both, and any amendments or supplements thereto that may be made from time to time;

            (2) in connection with the registration and qualification of Shares for sale in the various jurisdictions in which the Corporation shall determine it advisable to qualify such Shares for sale (including registering the Corporation as a broker or dealer or any officer of the Corporation or other person as agent or salesman of the Corporation in any such jurisdictions);

            (3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, prospectus or other communication to shareholders of the Corporation in their capacity as such;

            (4) of preparing, setting in type, printing and mailing prospectuses annually, and any supplements thereto, to existing shareholders;

            (5) in connection with the issue and transfer of Shares resulting from the acceptance by you of orders to purchase Shares placed


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

                  with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a prospectus included with the confirmation of such orders;

            (6)   of any issue taxes or any initial transfer taxes;

            (7) of WATS (or equivalent) telephone lines other than the portion allocated to you in this paragraph 9;

            (8) of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

            (9) of the cost of printing and postage or business reply envelopes sent to Corporation shareholders;

            (10) of one or more CRT terminals connected with the computer facilities of the transfer agent other than the portion allocated to you in this paragraph 9;

            (11) permitted to be paid or assumed by the Corporation pursuant to a plan ("12b-1 Plan"), if any, adopted by the Corporation in conformity with the requirements of Rule 12b-1 under the 1940 Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein;

            (12) of the expense of setting in type, printing and postage of a periodic newsletter, if any, to shareholders of the Corporation other than the portion allocated to you in this paragraph 9; and

            (13) of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this paragraph 9.


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

            (b) You shall pay or arrange for the payment of all fees and expenses incurred in connection with sales of shares of the Corporation to the public (other than fees and expenses covered by a 12b-1 Plan) including but not limited to all fees and expenses:

            (1) of printing and distributing any prospectuses or reports prepared for your use in connection with the offering of Shares to the public;

            (2) of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Shares to the public;

            (3) of advertising in connection with the offering of Shares to the public;

            (4) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, directors, agents or representatives under Federal and state laws;

            (5) of that portion of WATS (or equivalent) telephone lines, allocated to you on the basis of use by investors (but not shareholders) who request information or prospectuses;

            (6) of that portion of the expense of setting in type, printing and postage of the periodic newsletter to shareholders attributable to promotional material included in such newsletter at your request concerning investment companies other than the Corporation or concerning the Corporation to the extent you are required to assume the expense thereof pursuant to paragraph 9(b)(8), except such material which is limited to information, such as listings of other investment companies and their investment objectives, given in connection


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

                  with the exchange privilege as from time to time described in the Corporation's prospectus;

            (7) of that portion of the salaries and overhead of persons employed by you as shareholder representatives attributable to the time spent by such persons in responding to requests from investors, but not shareholders, for information about the Corporation;

            (8) of any activity which is primarily intended to result in the sale of Shares, unless a 12b-1 Plan shall be in effect which provides that the Corporation shall bear some or all of such expenses, in which case the Corporation shall bear such expenses in accordance with such Plan; and

            (9) of that portion of one or more CRT terminals connected with the computer facilities of the transfer agent attributable to your use of such terminal(s) to gain access to such of the transfer agent's records as also serve as your records.

            Expenses which are to be allocated between you and the Corporation shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

            10. Conformity with Law. You agree that in selling Shares you will duly conform in all respects with the laws of the United States and any state in which Shares may be offered for sale by you pursuant to this Agreement and to the rules and regulations of the National


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

Association of Securities Dealers, Inc., of which you are a member.

            11. Independent Contractor. You shall be an independent contractor and neither you nor any of your officers or employees is or shall be an employee of the Corporation in the performance of your duties hereunder. You shall be responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees. You assume full responsibility for your agents and employees under applicable statutes and agree to pay all employee taxes thereunder.

            12. Indemnification. You agree to indemnify and hold harmless the Corporation and each of its directors and officers and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Corporation or such directors, officers, or controlling person may become subject under such Act, under any other statute, at common law or otherwise, which may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Corporation by you, provided, however, that in no case (i) is your indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this agreement or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against the Corporation or any person indemnified unless the Corporation or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Corporation or upon such person (or after the Corporation or such person shall


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

have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Corporation or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Corporation, to its officers and/or directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that you elect to assume the defense of any such suit and retain such counsel, the Corporation, such officers and directors or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, provided that the Corporation shall have the right to employ one separate counsel to represent it and its directors, officers and controlling persons, defendant or defendants in such suit if in the reasonable judgment of the Corporation it is advisable because of an actual or potential conflict of interest between (i) you,


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

or your officers, directors or controlling persons, defendant or defendants in such suit, and (ii) the Corporation, or its officers, directors or controlling persons, defendant or defendants in such suit, in which event the fees and expenses of such separate counsel shall be borne by you. In the event you do not elect to assume the defense of any such suit, you will reimburse the Corporation, such officers and directors or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify the Corporation of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

            The Corporation agrees to indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, which may be based upon any untrue statement or alleged untrue statement of a material fact contained in a


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

registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to you by the Corporation; provided, however, that in no case (i) is the Corporation's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Corporation to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against you or any such director, officer or controlling person unless you or such director, officer or controlling person, as the case may be, shall have notified the Corporation in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such director, officer or control-ling person (or after you or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Corporation of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Corporation will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to you, your directors, officers or controlling person or persons, defendant or defendants in the suit. In the event that the Corporation elects to assume the defense of any such suit and retain such counsel, you, your directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, provided that you shall have the right to employ one separate counsel to represent you and your directors, officers and controlling persons, defendant or defendants in such suit if in your reasonable judgment it is advisable because of an actual or potential conflict of


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

interest between (i) the Corporation, or its officers, directors or controlling persons, defendant or defendants in such suit, and (ii) you, or your officers, directors or controlling persons, defendant or defendants in such suit, in which event the fees and expenses of such separate counsel shall be borne by the Corporation. In the event the Corporation does not elect to assume the defense of any such suit, it will reimburse you or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Corporation agrees promptly to notify you of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

            13. Authorized Representations. The Corporation is not authorized to give any information or to make any representations on behalf of you other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

            You are not authorized to give any information or to make any representations on behalf of the Corporation or in connection with the sale of Shares other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement may be amended or supplemented from time to time. No person other than you is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Corporation.

            14. Duration and Termination of this Agreement. This Agreement shall become effective upon the date first written above and shall remain in force until January 18, 1991, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Directors who are not interested persons of you or of the Corporation, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Board of Directors or of a majority of the outstanding voting securities of the Corporation. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Corporation, by a vote of a majority of the outstanding


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

voting securities of the Corporation, or by you. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as modified by any applicable order of the Securities and Exchange Commission, shall be applied.

            15. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. If the Corporation should at any time deem it necessary or advisable in the best interests of the Corporation that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or Federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Corporation may terminate this Agreement forthwith. If you should at any time request that a change be made in the Corporation's Articles of Incorporation or By-laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member relating to the sale of shares of the Corporation, and the Corporation should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

            16. Termination of Prior Agreements. (a) This Agreement upon its effectiveness terminates and supersedes all prior underwriting contracts between the parties.

            (b) Notwithstanding anything herein to the contrary, you shall not be liable for any acts or omissions of any predecessor underwriter for the Corporation or of any other persons having responsibility for matters to which this Agreement relates prior to January 1, 1989, nor shall you be responsible for reviewing any such acts or omissions. You shall, however, be liable for your own acts and omissions subsequent to assuming responsibility under this Agreement as herein provided.

            17. Miscellaneous. (a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions


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

hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (b) No Fund of the Corporation shall be liable for claims against any other Fund of the Corporation.

            (c) You acknowledge that the Corporation may, at any time such action is deemed desirable, suspend or terminate sales of Shares of a Fund and that upon your receipt of notice of such action by the Corporation you will, for such period as determined by the Corporation, accept no further orders for Shares of that Fund except unconditional orders placed with you before you had knowledge of such action. You acknowledge further that the Corporation may from time to time set upper and lower limits on the number of Shares of a Fund for which a purchaser may subscribe and may limit sales of Shares of a Fund to their existing shareholders.

            If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to


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

the Corporation, whereupon this letter shall become a binding contract.

                                 Very truly yours,

                                 LAZARD FRERES FUNDS, INC.


                                 By: /s/ [Illegible]
                                     ---------------------------
                                     Title: Chairman

The foregoing Agreement is hereby accepted as of the date thereof.

                                SCUDDER FUND DISTRIBUTORS, INC.


                                 By: /s/ [Illegible]
                                     ---------------------------
                                     Title: Vice President


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

10094753                                                               EXHIBIT A

                                    [FORM OF]

DEALER CONTRACT

                            LAZARD FRERES FUNDS, INC.
                                 345 Park Avenue
                            New York, New York 10154

Gentlemen:

            Scudder Fund Distributors, Inc. ("Distributor") has an agreement with Lazard Freres Funds, Inc. (the "Fund"), pursuant to which it acts as the distributor for the sale of shares of the Fund's capital stock, par value $.001 per share ("shares"), and as such has the right to distribute shares for resale. The Fund is a diversified open-end investment company registered under the Investment Company Act of 1940, and the shares being offered to the public are registered under the Securities Act of 1933. You have received a copy of the Underwriting Agreement between ourselves and the Fund (the "Distribution Contract") and reference is made herein to certain provisions of the Distribution Contract. The term "Prospectus", as used herein, refers to the Prospectus on file with the Securities and Exchange Commission which is part of the most recent effective Registration Statement of the Fund under the Securities Act of 1933, as amended from time to time. As principal, we offer to sell to you, as a dealer, shares upon the following terms and conditions:

            1. In all sales of shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other dealer.

            2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to paragraph 4 hereof and instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by Distributor or the Fund in the sole discretion of either. Shares of the Fund shall be offered for sale and sold in such minimum initial or subsequent investment amounts with respect to each portfolio of the Fund as are stated in the Prospectus.

            3. You shall not place orders for any shares unless you have already received purchase orders for these shares at the applicable public offering price and subject to the terms hereof and of the Distribution Contract. You agree that you will not offer or sell any shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and will not furnish to any person any information relating to shares which is inconsistent in any respect with the information contained in the Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

            4. As dealer, you are hereby authorized to place orders directly with the Fund for shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Contract.

            5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

            6. No person is authorized to make any representations concerning shares except those contained in the Prospectus and in printed information subsequently issued by us or the Fund as information supplemental to the Prospectus. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and the supplemental information above mentioned.

            7. You agree to deliver to each purchaser making a purchase of shares from you a copy of the Prospectus at or prior to the time of offering or sale, and you agree thereafter to deliver to any purchaser whose shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to the Fund. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose shares you are holding as record holder. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

            8. Each party hereto has the right to cancel this agreement upon notice to the other party.

            9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering of shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph 9 is intended to operate as, and the provisions of this paragraph 9 shall not in any way whatsoever constitute, a waiver by you of compliance with an provisions of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

            10. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or, if a foreign dealer who is not eligible for membership in the NASD, that (a) you will not make any sales of shares in, or to nationals of, the United States of America, its territories or its possessions, and (b) in making any sales of shares you will comply with the NASD's Rules of Fair Practice.

            11. Upon application to us, we will inform you as to the states or other jurisdictions in which we believe shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction.

            12. We shall have full authority to act upon your express instructions to repurchase or exchange shares through us on behalf of your customers under the terms and conditions provided in the Prospectus. You agree to hold us harmless as a result of action taken with respect to authorized repurchases or exchanges upon your express instructions.

            13. All communications to us should be sent to 175 Federal Street, Boston, Massachusetts 02110, Attention: Thomas W. Joseph. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


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

            14. Your first order placed pursuant to this Contract for the purchase of shares will represent your acceptance of this Contract.


SCUDDER FUND DISTRIBUTORS, INC.


By ________________________________
   (Authorized Signature)

Please return one signed copy of this Contract to:

Scudder Fund Distributors, Inc.
175 Federal Street
Boston, Massachusetts 02110

Accepted:

Firm Name: ____________________________________________

By: ___________________________________________________

Address: ______________________________________________

         ______________________________________________

Date:  ________________


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